UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 19, 2012
(Date of earliest event reported)

Callidus Software Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50463	77-0438629
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588
(Address of principal executive offices) (Zip Code)

(925) 251-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The CallidusCloud Board has approved 2013 performance goals that will be used by the Compensation Committee when determining cash bonus plans and performance-based RSUs for executive officers and other senior employees for 2013.

The cash bonus program will be based on achieving a minimum threshold adjusted EBITDA (generally earnings before interest, taxes, depreciation and amortization, with such further adjustments as stock-based compensation) of $8 million with an on-target adjusted EBITDA of $10 million. 50% of the bonus may be paid mid-year if at least $4 million adjusted EBITDA is met at June 30, 2013. With respect to performance-based RSUs to be granted by the Compensation Committee, the performance goals will require the attainment of  SaaS revenue growth of 25%, recurring revenue gross margins exceeding 70%, and, for the CEO and CFO, the additional goal of DSO (days sales outstanding) of less than 80 days.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE, INC.

Date: November 19, 2012	By:	/s/ Ronald J. Fior
		Name:	Ronald J. Fior
		Title:	Chief Financial Officer, Senior Vice President, Finance and Operations

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